                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                          Pursuant to Section 13 of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 29, 1998
                                                   ----------------

                         The Elder-Beerman Stores Corp.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


      Ohio                    0-02788                         31-0271980
 ---------------             ------------                  -------------------
(State or Other             (Commission                    (I.R.S. Employer
 Jurisdiction of             File Number)                  Identification No.)
  Incorporation)


              3155 El-Bee Road, Dayton, Ohio                     45439
         ---------------------------------------------------------------
         (Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (937) 296-2700
                                                     --------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

                  On January 29, 1998, the Board of Directors (the "Board") of The Elder-Beerman Stores Corp. (the "Company") authorized an increase in the size of the Board to nine members and elected Laura H. Pomerantz to fill the resulting vacancy. The election of Ms. Pomerantz concludes the Board selection process.

                  Separately, the Board also approved a purchase price of $60.00 per one one-hundredth of a new series of Class A Preferred Stock, subject to adjustment, for the Rights issued pursuant to the Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent. The Rights Agreement was adopted on December 30, 1997, pursuant to confirmation of the Company's plan of reorganization.

                  Copies of the Rights Agreement, and the related summary of Rights which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                  (a)      Financial Statements of Business Acquired:  None

                  (b)      Pro Forma Financial Information:  None

                  (c)      Exhibits.

                           99.2     Press release, dated January 30, 1998

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                           THE ELDER-BEERMAN STORES CORP.


                           By:      /s/ Scott J. Davido
                              --------------------------------------------
                           Name:    Scott J. Davido
                           Title:   Senior Vice President, General Counsel
                                    and Secretary


Dated February 2, 1998

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            EXHIBIT
------            -------

99.2              Press release, dated January 30, 1998